Exhibit 21

United Technologies Corporation

Subsidiaries and Affiliates

December 31, 2004

Entity Name	State/Country of Incorporation
Albatre - Servicos de Consultadoria e Marketing, Lda.	Portugal
Anoxina - Servicos de Consultadoria, Lda.	Portugal
Cade Industries, Inc.	Wisconsin
CalPeak Power LLC	Delaware
Caricor Ltd.	Delaware
Carlyle Scroll Holdings Inc.	Delaware
Carmel Forge Limited	Israel
Carrier Air Conditioning Pty. Limited	Australia
Carrier Air Conditioning Sales & Services (Shanghai) Co Ltd	China
Carrier Aircon Limited	India
Carrier China Limited	Hong Kong
Carrier Corporation	Delaware
Carrier Commercial Refrigeration, Inc.	Delaware
Carrier Espana, SL	Spain
Carrier HVACR Investments B.V.	Netherlands
Carrier LG Limited	Korea, Republic of
Carrier Ltd.	Korea, Republic of
Carrier Mexico S.A. de C.V.	Mexico
Carrier Sales and Distribution, LLC	Delaware
Carrier SAS	France
Carrier SpA	Italy
Carrier Singapore (PTE) Limited	Singapore
Carrier South Africa (Proprietary) Limited	South Africa
Carrier Transicold Europe S.A.S.	France
CEAM - Construzioni Elettromeccaniche Ascensori e Montacarichi S.r.l.	Italy
Ceesail Limited	England
Cheetah Acquisitions Limited	England
China Tianjin Otis Elevator Company, Ltd.	China
Chubb (Australia) Limited	England
Chubb (UK) Limited	England
Chubb Acquisition Inc.	Delaware
Chubb Asia Holdings Limited	England
Chubb Australia Limited	Australia
Chubb China Holdings Limited	Hong Kong
Chubb Electronic Security Limited	England
Chubb Fire Limited	England
Chubb Fire Safety Limited	Australia
Chubb Group (International) Limited	England
Chubb Group Limited	England
Chubb Group Properties Limited	England
Chubb Group Security Limited	England
Chubb Holdings Inc.	Delaware
Chubb Holdings Limited	South Africa
Chubb Hong Kong Limited	Hong Kong
Chubb International Holdings Limited	England
Chubb International Limited	England
Chubb International (Netherlands) BV	Netherlands
Chubb Investments Limited	England
Chubb Limited	England
Chubb New Zealand Limited	New Zealand
Chubb Overseas Investments Limited	England
Chubb Protective Services Australia	Australia
Chubb SC Beveiligingen B.V.	Netherlands
Chubb Securite SAS	France
Chubb Security Australia Pty Ltd	Australia
Chubb Security Holdings Australia Limited	Australia
Chubb Security Limited	England
Chubb Security Personnel Limited	England
Chubb Security SA (Pty) Ltd	South Africa
Chubb Security Services Limited	Australia
Chubb White Peak (UK) Limited	England
Claverham 98 Limited	England

Claverham Group Limited	England
Compagnie Centrale SICLI SAS	France
Concepcion-Carrier AirConditioning Company	Philippines
CSG Security Inc	Canada
Derco Aerospace, Inc.	Wisconsin
Eagle Services Asia Private Limited	Singapore
Elevadores Otis Ltda.	Brazil
Empresas Carrier, S.A. De C.V.	Mexico
Euromicro Microtecnica B.V.	Netherlands
FH 1997 Limited	England
Foray 414 Limited	England
Generale Frigorifique "SASU"	France
Guardforce Group Limited	Cayman Islands
Guardforce Limited	Hong Kong
Hamilton Sundstrand Corporation	Delaware
Hamilton Sundstrand de Puerto Rico, Inc.	Delaware
Hamilton Sundstrand Holdings, Inc.	Delaware
Hamilton Sundstrand International Holdings Ltd.	Cayman Islands
Hamilton Sundstrand Pacific Aerospace PTE Ltd.	Singapore
Hamilton Sundstrand Power Systems, Inc.	Delaware
Hamilton Sundstrand UK Holdings Limited	England
Helicopter Support, Inc.	Connecticut
Homogeneous Metals, Inc.	New York
HS Marston Aerospace Ltd.	England
International Comfort Products, LLC	Delaware
Johns Perry Lifts Holdings LDC	Cayman Islands
Kaysail Limited	England
Latin American Holding, Inc.	Delaware
LFC S.A.S.	France
Linde Frigera spol. s.r.o.	Czech Republic
Linde Kältetechnik GmbH & Co. KG	Germany
Linde Refrigeration and Retail Systems Ltd	England
Mircrotecnica Srl	Italy
Milton Roy Company	Pennsylvania
Misr Refrigeration And Air Conditioning Manufacturing Company S.A.E.	Egypt
Moonless Limited	England
Moonmore Limited	England
MSS Security Services Pty Ltd	Australia
Nippon Otis Elevator Company	Japan
Onity, S.L.	Spain
Otis Canada, Inc.	Ontario
Otis Elevadores, Lda.	Portugal
Otis Elevator (China) Investment Company Limited	China
Otis Elevator Company	Delaware
Otis Elevator Company	New Jersey
Otis Elevator Company (H.K.) Limited	Hong Kong
Otis Elevator Company (India) Limited	India
Otis Elevator Company Pty. Ltd.	Australia
Otis Far East Holdings Limited	Hong Kong
Otis Gesellschaft m.b.h.	Austria
Otis GmbH & Co. OHG	Germany
Otis Holdings GmbH & Co. OHG	Germany
Otis International Holdings UK Limited	England
Otis Investments Plc	England
Otis LG Elevator Company	Korea, Republic of
Otis Lifts Holding Company	Cayman Islands
Otis Limited	England
Otis Pacific Holdings B.V.	Netherlands
Otis S.C.S	France
Otis S.p.A.	Italy
Otis Srl	Italy
Otis Servizi S.r.l.	Italy
OTIS ZAT	Ukraine
P&WC Aircraft Service (U.K.) Limited	England
Parkview Participations LLC	Delaware
Pilgrim House Group Limited	England
Power Transmission Industries Do Brasil S.A.	Brazil
Pratt & Whitney Air New Zealand Services	New Zealand
Pratt & Whitney AutoAir, Inc.	Michigan

Pratt & Whitney Canada Corp.	Canada
Pratt & Whitney CES, LLC	Delaware
Pratt & Whitney Component Solutions, Inc.	Michigan
Pratt & Whitney Compressor Airfoil Holdings, Inc.	Delaware
Pratt & Whitney Engine Leasing, LLC	Delaware
Pratt & Whitney Engine Services, Inc.	Delaware
Pratt & Whitney Holdings LLC	Cayman Islands
Pratt & Whitney Military Aftermarket Services, Inc.	Delaware
Pratt & Whitney Norway Engine Center AS	Norway
Pratt & Whitney Power Systems, Inc.	Delaware
Pratt & Whitney Services, Inc.	Delaware
Pratt and Whitney SARL	France
Profroid Industries S.A.S.U.	France
Ratier-Figeac, SAS	France
Shanghai Yileng Carrier Air Conditioning Equipment Company Limited	China
SICLI SA	France
Sicur SA	Switzerland
Sikorsky Aircraft Corporation	Delaware
Sikorsky Export Corporation	Delaware
Sikorsky International Operations, Inc.	Delaware
Sirius Korea Limited	England
Springer Carrier Ltda.	Brazil
Sullair Corporation	Indiana
Sullair Europe	France
Sundstrand Holding S.A.R.L.	France
Sundyne Corporation	Delaware
The Falk Corporation	Delaware
Toshiba Carrier (Thailand) Co., Ltd.	Thailand
Toshiba Carrier UK Limited	England
Turbine Overhaul Services Pte Ltd	Singapore
United Technologies Canada, Limited	Canada
United Technologies Electronic Controls, Inc.	Delaware
United Technologies Far East Limited	Hong Kong
United Technologies France SAS	France
United Technologies Holding GmbH	Germany
United Technologies Holdings B.V.	Netherlands
United Technologies Holdings Italy Srl	Italy
United Technologies Holdings Limited	England
United Technologies Holdings S.A.	France
United Technologies Intercompany Lending Ireland Limited	Ireland
United Technologies International Corporation (UTIC)	Delaware
United Technologies International Corporation-Asia Private Limited	Singapore
United Technologies International Operations, Inc.	Delaware
United Technologies International SAS	France
United Technologies Luxembourg, S.a.r.l.	Luxembourg
United Technologies Treasury Center, Inc.	Delaware
UT Finance Corporation	Delaware
UT Insurance (Vermont) Inc.	Vermont
UT Leasing Services, Inc.	Delaware
UT Luxembourg Holding I S.a.r.l.	Luxembourg
UT Luxembourg Holding II S.a.r.l.	Luxembourg
UT Park View, Inc.	Delaware
U.T. Holdings (U.K.) Ltd.	Delaware
UTC Canada Corporation	New Brunswick
UTC Fuel Cells, LLC	Delaware
UTCL Holdings, Limited	New Brunswick
UTCL Investments B.V.	Netherlands
UTSTA Pte Ltd	Singapore
Vigitel SA	France
White Peak Finance Ireland Limited	Ireland
Wytwornia Sprzetu Komunikacyjnego “PZL-Rzeszow” S.A.	Poland
Xizi Otis Elevator Company Limited	China
Zardoya Otis, S.A.	Spain

Other subsidiaries of the Registrant have been omitted from this listing since, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.